CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the DGI Investment Trust and to the use of our report dated August 29, 2022 on the financial statements and financial highlights of DGI Balanced Fund, a series of shares of beneficial interest in DGI Investment Trust. Such financial statements and financial highlights appear in the June 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

          BBD, LLP

Philadelphia, Pennsylvania

June 29, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of DGI Balanced Fund, a series of shares of beneficial interest in DGI Investment Trust, under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

June 29, 2023